                                                             EXHIBIT (A)(1)(III)
                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF

                                DTM CORPORATION
                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED APRIL 30, 2001
                                       BY

                               TIGER DEALS, INC.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

                             3D SYSTEMS CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME, ON MAY 29, 2001, UNLESS THE OFFER IS EXTENDED.

     As set forth in Section 2 of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below), if (i) certificates evidencing Shares of common stock, par value $0.0002 per share (the "Shares"), of DTM Corporation, a Texas corporation, are not immediately available, (ii) the certificates evidencing Shares and all other required documents cannot be delivered to the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be transmitted by facsimile transmission or delivered by hand or mail to the Depositary.

                        The Depositary for the Offer is:
                        U.S. STOCK TRANSFER CORPORATION

           By Mail:               By Facsimile Transmission:               By Hand:
                                  (For Eligible Institutions
     U.S. Stock Transfer                    Only)                    U.S. Stock Transfer
         Corporation                                                     Corporation
      1745 Gardena Ave.                 (818) 502-0674                1745 Gardena Ave.
          Suite 200                                                       Suite 200
      Glendale, CA 91204             Confirm Facsimile by             Glendale, CA 91204
                                          Telephone:
                                        (818) 502-1404
                                   (For Confirmation Only)
                                    By Overnight Courier:
                                     U.S. Stock Transfer
                                         Corporation
                                      1745 Gardena Ave.
                                          Suite 200
                                      Glendale, CA 91204

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, the signature guarantee must appear on the applicable space provided in the signature box in the Letter of Transmittal.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

     Ladies and Gentlemen:

     The undersigned hereby tender(s) to Tiger Deals, Inc., a Delaware corporation (the "Purchaser") and an indirect wholly-owned subsidiary of 3D Systems Corporation, a Delaware corporation (the "Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 30, 2001 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any supplements and amendments, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below of DTM Corporation, a Texas corporation (the "Company"), pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.
                                                         SIGN HERE


-------------------------------------------  -------------------------------------------
             NUMBER OF SHARES                               SIGNATURE(S)

-------------------------------------------  -------------------------------------------
      CERTIFICATE NOS. (IF AVAILABLE)              NAME(S) (PLEASE PRINT OR TYPE)

  Check box if Shares will be tendered by                     Address:

          book-entry transfer. [ ]           -------------------------------------------

-------------------------------------------  -------------------------------------------
           TENDERING INSTITUTION                                                ZIP CODE

Account No.                                  -------------------------------------------
           -------------------------------            AREA CODE AND TELEPHONE NO.
Dated:
           -------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of those Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depositary Trust Company identified above (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.


-------------------------------------------  -------------------------------------------
               NAME OF FIRM                             AUTHORIZED SIGNATURE

                                             Name:
-------------------------------------------       --------------------------------------
                  ADDRESS                              (PLEASE PRINT OR TYPE)

                                             Title:
-------------------------------------------        -------------------------------------
                                  ZIP CODE             (PLEASE PRINT OR TYPE)

Area Code and
Telephone No.:                                   Dated:                           , 2001
               ----------------------------             --------------------------

 NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE.
       CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3